SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 333-159577

Date of Report: February 7, 2011

ARCIS RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	37-1563401
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

4320 Eagle Point Parkway, Suite A, Birmingham Alabama	35242
(Address of principal executive offices)	(Zip Code)

(205) 453-9650
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement

On February 7, 2011, the Registrant entered into an Exchange Agreement.  The counterparties to the Exchange Agreement are (a) the members of American Plant Services, LLC, an Alabama limited liability company (“APS”), who are Kenneth A. Flatt, Jr., Deborah K. Flatt, Trevis Lyon and James E. Goins, and (b) the shareholders of Mobile Fluid Recovery, Inc., an Ohio corporation (“MFR”), who are, in addition to APS, Clifford Briggs and David Briggs.  Kenneth A. Flatt, Jr., Deborah K. Flatt and Trevis Lyon are the members of the Registrant’s Board of Directors.

The Agreement provides that a closing will occur when the following conditions have been satisfied:

•	the financial statements of APS have been audited;

•	the parties have completed satisfactory due diligence;

•	APS shall have elected to be taxed as a corporation;

•	there shall be held in escrow at least $500,000 in net proceeds from the sale of securities by the Registrant; and

•	other customary conditions to closing.

At the closing, the Registrant shall acquire all of the membership interest in APS and all of the capital stock of MFR that is not owned by APS.  In exchange for those equity interests, the Registrant shall issue 8,800,000 shares of its common stock to the counterparties and shall also pay $500,000 to Messrs. Flatt, Lyon and Goins.

After completion of the acquisition, the Registrant will have the following obligations:

•
the Registrant will be required to provide sufficient additional compensation to Mr. Flatt to offset any expense that he may incur by reason of a promissory note in an amount of approximately $3.6 million that he will deliver to APS (the note bearing interest at 3.5% per annum, with two percent of principal payable every three years and the balance due in fifteen years).

•
The Registrant shall undertake to relieve Kenneth A. Flatt, Jr. and Deborah K. Flatt from liability under personal guarantees they have given to secure approximately $6.5 million       in debt owed by APS.  To the extent that the guarantees are not released within 180 days after the closing date, the Registrant shall be obliged to issue up to two million shares of common stock to the Flatts, the number of shares being determined by the amount of unreleased guarantees at the closing date and on the 90th and 180th days after the closing date.

Item 9.01              Financial Statements and Exhibits

Exhibits

10-a	Exchange Agreement dated February 7, 2001 among Arcis Resources Corporation, the members of American Plant Services, LLC, and the shareholders of Mobile Fluid Recovery, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Dated: February 7, 2011	Arcis Resources Corporation
By: Kenneth A. Flatt, Jr.
Kenneth A. Flatt, Jr. Chief Executive Officer